                                                                 EXHIBIT 4(a)(5)

                                                                [CONFORMED COPY]
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                                  TENNECO INC.


                                      AND


                            THE CHASE MANHATTAN BANK
                            (National Association),

                                                                      As Trustee

                                  ----------


                         Seventh Supplemental Indenture

                           Dated as of August 1, 1991

                                       TO

                                   Indenture

                          Dated as of March 15, 1988


                                  ----------


                         Providing for the issuance of
                               10% Notes due 1998


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SEVENTH SUPPLEMENTAL INDENTURE dated as of August 1, 1991, between TENNECO INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and THE CHASE MANHATTAN BANK (National Association), a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee").

   WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 15, 1988 (hereinafter called the "Original Indenture"), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the "Securities"), the terms of which are to be determined as set forth in
(S)2.02 of the Original Indenture; and

   WHEREAS, (S)12.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and

   WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $500,000,000 to be designated the "10% Notes due 1998" (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Seventh Supplemental Indenture has been duly taken; and

   WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt whereof is hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Notes,

   IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, for the benefit of holders of the Notes issued under the Indenture, as follows:

                                  ARTICLE I.

                    TERMS AND ISSUANCE OF 10% NOTES DUE 1998

   (S)1.01. Issue of Notes. A series of Securities which shall be designated the "10% Notes due 1998" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Seventh Supplemental Indenture (including the form of Notes set forth in (S)1.02 hereof). The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of (S)(S)2.07, 2.08, 2.10, 2.11 or 3.02 of the Indenture, exceed $500,000,000. The entire amount of Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to
(S)2.03 of the Indenture.

   (S)1.02. Forms of Notes and Authentication Certificate. The forms of the Notes and the Trustee's certificate of authentication shall be substantially as follows:

                            [FORM OF FACE OF NOTE]

                                 TENNECO INC.

                               10% NOTE DUE 1998

No.                                                                     $

   Tenneco Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter referred to),
for value received, hereby promises to pay to           or registered assigns,
the sum of           Dollars on August 1, 1998, in any coin or currency of the
United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon at the rate per annum specified in the title hereof in like coin or currency, from the February 1 or August 1 next preceding the date hereof to which interest has been paid, unless the date hereof is a February 1 or August 1 to which interest on the Notes has been paid, in which case from the date hereof, or unless no interest has been paid on the Notes since the original issue date (hereinafter referred to) of this Note, in which case from the original issue date, semi-annually on February 1 and August 1 in each year, until payment of said principal sum has been made or duly provided for, and to pay interest on any overdue principal and (to the extent permitted by law) on any overdue installment of interest at the rate of 10% per annum. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after January 16 or July 16 and prior to the following February 1 or August 1, as the case may be, this Note shall bear interest from such February 1 or August 1; provided, however, that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Note shall bear interest from the February 1 or August 1 to which interest has been paid or, if no interest has been paid on the Notes since the original issue date of this Note, from the original issue date. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the January 16 or July 16, as the case may be, next preceding such February 1 or August 1, or if such January 16 or July 16 is not a business day, the business day next preceding such January 16 or July 16. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. Both principal of and interest on this Note are payable at the principal office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear on the Note register. The original issue date in respect of the Notes is August 1, 1991.

   ADDITIONAL PROVISIONS OF THIS NOTE ARE CONTAINED ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

   This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

   In Witness Whereof, Tenneco Inc. has caused this Instrument to be signed in its name by its Chairman of the Board or its President or a Vice President, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated
     ----------------------------

                                       Tenneco Inc.


                                       By
                                         ---------------------------------------
                                                           Chairman of the Board

Attest:


----------------------------------
                         Secretary


                           [FORM OF REVERSE OF NOTE]


                                  TENNECO INC.

                               10% NOTE DUE 1998

   This Note is one of a duly authorized issue of Notes of the Company known as its 10% Notes due 1998 (herein called the "Notes"), limited to the aggregate principal amount of $500,00O,000, all issued under and equally entitled to the benefits of an Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of

Securities issued pursuant thereto, called the "Indenture"), dated as of March 15, 1988, executed by the Company to The Chase Manhattan Bank (National Association) (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Notes and of the duties thereunder of the Trustee and the Company.

   The Notes are not subject to redemption prior to maturity.

   The Indenture permits the Company to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

   To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Notes may be made with the consent of the Company and with the consent of the holders of not less than a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Note.

   In case a default, as defined in the Indenture, shall occur, the principal of all the Notes at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Notes outstanding in the case of payment defaults on the Notes and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture (treated as a single class) which are affected thereby.

   The Indenture provides that no holder of any Note may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of a majority in principal amount of the outstanding Notes in certain events (and in certain other events by the holders of a majority in principal amount of the Securities of all series then outstanding under the Indenture, treated as a single class, which are affected thereby) and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

   The transfer of this Note is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, on books of the Company to be kept for that purpose at said agency, upon surrender and cancellation of this Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Note or Notes, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Note, with or without other Notes, may in like manner be exchanged for one or more new Notes of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

   The Company, the Trustee, any paying agent and any Registrar of the Notes may deem and treat the person in whose name this Note is registered as the absolute owner hereof for all purposes whatsoever, and neither the Company nor the Trustee nor any paying agent nor any Registrar of the Notes shall be affected by any notice to the contrary.

   No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon or on the Indenture, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any stockholder or subscriber to capital stock of the Company upon or in respect of shares of capital stock not fully paid up.

   All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

   This Note is one of the 10% Notes due 1998 described in the within-mentioned Indenture.

                                       THE CHASE MANHATTAN BANK
                                        (National Association),

                                                                       Trustee,


                                       By
                                         ------------------------------------
                                                  Authorized Officer.

                                   ARTICLE 2.

                                 MISCELLANEOUS

   (S)2.01. Execution as Supplemental Indenture. This Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Seventh Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

   (S)2.02. Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

   (S)2.03. Provisions Binding on Company 's Successors. All the covenants, stipulations, promises and agreements in this Seventh Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

   (S)2.04. New York Contract. This Seventh Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

   (S)2.05. Execution and Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, said TENNECO INC. has caused this Seventh Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents, and said THE CHASE MANHATTAN BANK (National Association) has caused this Seventh Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents as of August 1, 991.

                                       TENNECO INC.



                                       By         PETER MENIKOFF
                                         -------------------------------
                                                  PETER MENIKOFF
                                                  Vice President


                                       THE CHASE MANHATTAN BANK
                                        (National Association)



                                       By        ANN L. EDMONDS
                                         --------------------------------
                                                 ANN L. EDMONDS
                                                 Vice President